Exhibit 10.1

Execution Version

CONSENT AND PARTIAL RELEASE
AND AMENDMENT NO. 1 TO LOAN DOCUMENTS

August 11, 2023

Reference is hereby made to (a) that certain Limited Waiver and Consent, Second Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents dated as of May 18, 2023 (the “Credit Agreement Wrapper”), by, among others, Airspan Networks Holdings Inc. (f/k/a New Beginnings Acquisition Corp.), a Delaware corporation (“Holdings”), Airspan Networks Inc., a Delaware corporation (“Borrower”), certain subsidiaries of Holdings as guarantors (the “Subsidiary Guarantors” and together with Borrower and Holdings, the “Loan Parties” and each, a “Loan Party”), the lenders party thereto (collectively, the “Lenders”) and DBFIP ANI LLC, a Delaware limited liability company (“Fortress”), as Administrative Agent and Collateral Agent on behalf of the Secured Parties thereunder (together with its successors and assigns in such capacities, the “Agent”) which among other things granted a conditional consent to effectuate the Divestiture Transaction on the Mimosa Closing Date (each as defined in the Credit Agreement Wrapper) and effectuated the Second Amended and Restated Credit Agreement (as the Second Amended and Restated Credit Agreement has been further amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) and (b) the other Loan Documents. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

RECITALS

A. On March 8, 2023, Holdings entered into a Stock Purchase Agreement (as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of July 22, 2023, the “Mimosa Purchase Agreement”) with Borrower, Mimosa Networks, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Borrower (“Mimosa”), and Radisys Corporation, an Oregon corporation (“Buyer”), pursuant to which Borrower will sell all of the issued and outstanding shares of common stock of Mimosa to Buyer for an aggregate purchase price of approximately $60,000,000 in cash (subject to customary adjustments as set forth in the Mimosa Purchase Agreement) on the terms and subject to the conditions set forth in the Mimosa Purchase Agreement (the “Divestiture Transaction”).

B. In the Credit Agreement Wrapper, the Lenders and the Agent consented to the consummation of the Divestiture Transaction provided that certain conditions were met including the Consent Conditions (as defined in the Credit Agreement Wrapper) that a prepayment of the Obligations (as defined in each of the Note Purchase Agreement and the Credit Agreement) in an amount of not less than the Minimum Prepayment Amount (as defined in the Credit Agreement Wrapper). In furtherance thereof, the Loan Parties have:

(i)	delivered the certificates and information required by Section 2.2 of the Credit Agreement Wrapper and notified the Agent that the Divestiture Transaction will be consummated in a manner satisfying each of the Consent Conditions including a payment of $45,000,000 (the “Prepayment Amount”) which will be paid to the Agent and Note Agent for further distribution to the “Secured Parties” under and as defined in each of the Loan Documents and the Note Documents, to partially to pay fees and expenses in connection with the Loan Documents and Note Documents, to partially repay Obligations evidenced by the Loan Documents and “Obligations” evidenced by and as defined in the Note Documents, in each case, in accordance with their ratable share as more fully described in Exhibit A; and

(ii)	requested that the Agent:

a.	consent to the transfers of the intellectual property assets described on Exhibit B (the “Transferred Patents”) from Airspan IP Holdco LLC to Mimosa pursuant to the assignment agreement attached hereto as Exhibit B (the “Mimosa IP Transfers”) in order to effectuate the Divestiture Transaction; and

b.	provide evidence of the type described in Section 2.3 of the Credit Agreement Wrapper evidencing that upon the Agent’s and Note Agent’s (as defined in the Credit Agreement Wrapper, the “Note Agent”) receipt of the full Prepayment Amount in immediately available funds, the Agent will (at the Loan Parties’ sole expense):

I.	release or cause the release of (x) the Collateral Agent’s Lien on the Pledged Stock (as defined in the Security Agreement (as defined in each of the Credit Agreement and Note Purchase Agreement)) consisting of Equity Interests in Mimosa pursuant to Section 7.12 the Security Agreement, (y) Mimosa as a Guarantor under the Loan Documents and as a Grantor under the Collateral Documents to which Mimosa is a party, and the Collateral Agent’s Lien on the assets of Mimosa, and (z) the Collateral Agent’s Lien on the interests of Airspan IP Holdco LLC in the Transferred Patents ((x), (y), and (z) collectively, the “Released Assets”);

II.	authorize the Loan Parties (or their designees) to file (x) each of the UCC-3 termination statements with respect to Mimosa attached as Exhibit C and (y) each of the intellectual property security agreement terminations attached hereto as Exhibit D (the “IP Releases”); and

III.	deliver to (x) the Loan Parties (or their designees) Mimosa’s original stock certificates, duly endorsed in blank or accompanied by stock powers duly endorsed in blank (copies of which are attached as Exhibit E) (the “Possessory Collateral”) and (y) Pacific Western Bank (the “Depositary Bank”), the notice of termination of Control Agreement duly executed by the Collateral Agent in the form attached as Exhibit F (the “DACA Termination”) (the preceding subsections (ii)(a) and (b) are collectively referred to as the “Proposed Transactions”).

C. This letter agreement (this “Agreement”) is being entered into to provide the evidence, documentation and consents described in B(ii) above and in order to reaffirm the Obligations under each of the Loan Documents after giving effect to the Divestiture Transaction and release of the Released Assets and to make certain technical amendments to the Loan Documents to effectuate the Mimosa IP Transfers and the resignation of Mimosa as a guarantor and grantor.

Agreement

The parties hereto hereby agree on behalf of the Secured Parties and each of the Loan Parties as follows:

I. Limited Release of Released Assets, Amendment and Consent.

A.	The Parties hereto consent to the Mimosa IP Transfers occurring on the Effective Date immediately prior to the consummation of the Divestiture Transaction (the “Limited Consent”) and, upon the Agent’s and Note Agent’s receipt of the Prepayment Amount in the account specified by the Agent to the Borrower in writing on or prior to the date hereof (the “Specified Account”) and the occurrence of the Effective Date (as defined in Section II hereof) (the “Partial Release Effective Time”): (a) the Agent’s security interests in, and Liens on, all Released Assets shall be automatically and irrevocably released and terminated; (b) Mimosa shall be automatically and irrevocably released and discharged as a guarantor and grantor under the Loan Documents, and the guarantee Mimosa provides thereunder and all obligations of Mimosa thereunder shall be automatically terminated, cancelled and of no further effect, and (c) the Loan Documents shall be amended such that, on and after the Effective Date, all references therein to “Guarantors”, “Grantors” and “Loan Parties” and terms of similar effect shall no longer include and be references to Mimosa and references therein to “Collateral” shall no longer include and be references to the Released Assets. The foregoing limited release, amendment and consent shall be limited precisely as written and relates solely to the matter specified above in the manner they exist on the date hereof and not to any other change in facts or circumstances occurring after the date hereof. Nothing in this Agreement shall be deemed to: (a) constitute a waiver of compliance by any Loan Party with respect to any other term, provision or condition of the Loan Documents, or any other instrument or agreement referred to therein or prejudice any right or remedy that the Agent or any other Secured Party may have or may in the future have; or (b) create any course of dealing or otherwise impair or prejudice any right or remedy that the Agent or any other Secured Party may now have or may have in the future under or in connection with the Loan Documents, or any other instrument or agreement referred to therein, with respect to any matter other than those specifically and expressly consented to above;

B.	At the Partial Release Effective Time, at the sole expense of the Loan Parties, the Agent shall (i) make available for pickup by Covington & Burling LLP (on behalf of Buyer, as designee of Borrower) at the offices of Fortress located at 1345 Avenue of the Americas, 26th Floor New York, NY 10105 the Possessory Collateral and (ii) email to the Depositary Bank (copying counsel for Borrower (mbode@cravath.com) and counsel for Buyer (ChHLee@cov.com)) an executed copy of the DACA Termination;

C.	Promptly following the Partial Release Effective Time (but in any case within five (5) Business Days after the Partial Release Effective Time), at the sole expense of the Loan Parties, the Agent shall deliver original copies of the duly executed IP Releases (copies of which are attached hereto as Exhibit D) to Cravath, Swaine & Moore LLC (as designee of the Borrower) at 825 Eighth Avenue, New York, New York, Attention: Marc Bode;

D.	As of the Partial Release Effective Time, the Loan Parties (and their designees) are authorized to file the Termination Statements and IP Releases; and

E.	From and after the Partial Release Effective Time, following the reasonable request of the Borrower, the Agent will execute and deliver such further instruments and documents (each in form and substance satisfactory to the Agent), and take such further action, at the sole expense of the Borrower, as necessary to evidence the release of the Released Assets and the consummation of the Divestiture Transaction.

II. Effectiveness. The limited release, amendment and consent as set forth in Section I above shall become effective upon the Agent’s reasonable satisfaction with each of the following conditions precedent (the date of such satisfaction, the “Effective Date”):

A.	The Agent shall have received the following, each in form and substance satisfactory to the Agent:

1.	The counterparts to this Agreement, which shall be duly executed by the Loan Parties and the Agent;

2.	Evidence in form and substance reasonably satisfactory to the Agent that substantially contemporaneously with the effectiveness of this Agreement that the Prepayment Amount will be paid in accordance with Section I.A. above and that all fees and expenses of the Agent required to be paid or reimbursed by the Loan Parties on or prior to the Effective Date (including, without limitation, all fees and expenses of Sidley Austin LLP) shall in each case have been paid or reimbursed to the appropriate parties; and

3.	An executed copy of that certain Consent and Partial Release and Fourth Amendment to Note Documents, among the Loan Parties and Fortress, as Note Agent, in form and substance acceptable to the Agent in its sole discretion.

B.	Borrower shall have delivered a duly executed certificate of a Responsible Officer of Borrower (1) certifying and attaching supporting evidence that all conditions precedent to the Mimosa Closing Date have been satisfied in accordance with the terms set forth in the Mimosa Purchase Agreement and without waiver unless otherwise consented to in writing by the Agent in its sole discretion (which consent may be by email), and (2) attaching the final documentation evidencing the Divestiture Transaction, along with such other certificates, agreements, documents, and instruments, in each case as reasonably requested by the Agent and necessary to evidence or effectuate the Divestiture Transaction, each in form and substance satisfactory to the Agent in its sole discretion.

C.	The Borrower shall have deposited, or shall have caused to be deposited, the Prepayment Amount into the Specified Account, to prepay outstanding Obligations (as defined in each of the Credit Agreement and the Note Purchase Agreement) in part (inclusive of any accrued and unpaid interest).

D.	Evidence that all of the Consent Conditions set forth in the Credit Agreement Wrapper and the Third Amendment to Note Purchase Agreement shall have been satisfied and that both before and immediately after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the Divestiture Transaction after giving effect to the Limited Consent contained in Section I above.

III. Representations and Warranties; Ratification of Obligations; Reaffirmation of Obligations. Each Loan Party hereby reaffirms that, except as expressly modified by this Agreement, each of the Loan Documents remains in full force and effect and is hereby reaffirmed, ratified and confirmed. Without limiting the foregoing, each Loan Party hereby (a) (i) expressly represents and warrants that each of the representations and warranties set forth in the Credit Agreement (including without limitation Article V thereof) and the other Loan Documents are true and correct in all material respects on and as of the date of this Agreement, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; (iii) no event, change or condition has occurred since the Closing Date that has had or could reasonably be expected to have, a Material Adverse Effect and (b)(i) except with respect to Mimosa, confirms that its Obligations as amended, restated, supplemented or modified hereby under the Credit Agreement and the other Loan Documents constitute “Obligations” as defined in the Credit Agreement and that the Obligations entitled to the benefits of the pledges, guarantees and security, as applicable, set forth in the Loan Documents, in each case, as amended, restated, supplemented or modified immediately after giving effect to this Agreement; (iv) except with respect to Mimosa, reaffirms all Liens on the Collateral (other than with respect to the Liens released pursuant to this Agreement), and (v) confirms that both immediately before and immediately after giving effect to the transactions contemplated hereby, it is, and will be, Solvent and that it has not executed or delivered this Agreement or any of the other Loan Documents with actual intent to hinder, delay or defraud its present or future creditors.

IV. Reference to and Effect on the Loan Documents. Except as expressly set forth herein, this Agreement shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement, Note Purchase Agreement or any other Loan Document, except as expressly provided for herein or (b) otherwise prejudice any right or remedy which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document. The Agent expressly reserves all of its rights, powers, privileges and remedies under the Credit Agreement and other Loan Documents and/or applicable law. No oral representations or course of dealing on the part of the Agent or any of its officers, employees or agents, and no failure or delay by the Agent with respect to the exercise of any right, power, privilege or remedy under any of the Credit Agreement, other Loan Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy. This letter agreement shall constitute a Loan Document and shall be construed in connection with and as part of the Loan Documents.

V. Release. In consideration of the foregoing amendments, the Loan Parties signatory hereto, and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Secured Parties, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Secured Party or any of its Affiliates would be liable if such persons or entities were found to be liable to the Loan Parties, or any one of them (collectively hereinafter the “Released Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing (each, a “Claim”) occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement or the other Loan Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Loan Party acknowledges that the laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER must Have materially affected his or her settlement with the debtor.” Each Loan Party acknowledges that such provisions are designed to protect a person from waiving Claims which such person does not know exist or may exist. As to each and every Claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, agrees that it shall be deemed to waiver any such provision (including, without limitation, Section 1542 of the Civil Code of California), if any, pertaining to general releases after having been advised by their legal counsel with respect thereto.

VI. No Actions, Claims, Etc. Each Loan Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under this Agreement or any other Loan Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Secured Party or any of their Affiliates under this Agreement or any other Loan Document. Each Loan Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Secured Party to such Loan Party, except the obligations required to be performed by any Secured Party or its Affiliates or agents under the Loan Documents on or after the date hereof and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against any Secured Party in connection with this Agreement or the other Loan Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

VII. Post- Effective Date Obligations. The Loan Parties shall deliver, or cause to be delivered, to the Agent, or otherwise complete to the Agent’s satisfaction, each of the items set forth below on or before the date specified therein (or, in each case, such later date agreed by the Agent in writing (which may be via email) in its sole discretion):

Description of Deliverable:	Due Date:
Copies of all filed termination statements and IP Releases	Thirty (30) calendar days after the Effective Date

VIII. Confirmation of Outstanding Obligations as of the Partial Release Effective Time. The parties hereto hereby acknowledge and agree that, as of the date hereof after giving effect to the payment of the Prepayment Amount as of the Partial Release Effective Time, and the application thereof in the manner set forth in Section 2.07 of the Credit Agreement, the outstanding Obligations then due and owing under the Loan Documents shall be as set forth on Annex I.

IX. Incorporation of Terms. The provisions of Section 1.02 (Other Interpretative Provisions), 12.01 (Notices), Section 12.02 (Governing Law; Submission to Jurisdiction), Section 12.03 (Jury Trial Waiver), Section 12.05 (APPOINTMENT OF PROCESS AGENT; SERVICE OF PROCESS), Section 12.06 (Borrower as Agent for Notice for Loan Parties), Section 13.01 (Successors and Assigns; Participations), Section 13.02 (Costs and Expenses; Indemnification), Section 13.05 (Amendments in Writing; Waiver; Integration), Section 13.06 (Counterparts), Section 13.07 (Survival) and Section 13.09 (Electronic Execution of Documents) of the Credit Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” are references to this Agreement.

VIII. Headings. The headings of this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning thereof.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

DBFIP ANI LLC,
As Administrative Agent and Collateral Agent, on behalf of itself and the Requisite Lenders

By:	/s/ Timothy Bailey
Name:	Timothy Bailey
Title:	Treasurer

Signature Page to Consent and Partial Release
and Amendment No. 1 to Loan Documents

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

LOAN PARTIES:

AIRSPAN NETWORKS HOLDINGS INC.
(F/K/A NEW BEGINNINGS ACQUISITION CORP.),
as Holdings and a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS INC.,
as Borrower and a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN IP HOLDCO LLC,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS (SG) INC.,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Consent and Partial Release
and Amendment No. 1 to Loan Documents

MIMOSA NETWORKS, INC.,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN COMMUNICATIONS LIMITED,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN NETWORKS LTD.,
as a Loan Party

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN JAPAN KK,
as a Loan Party

By:	/s/ Steven P. Shipley
Name:	Steven P. Shipley
Title:	Representative Director

Signature Page to Consent and Partial Release
and Amendment No. 1 to Loan Documents

EXHIBIT A

OBLIGATIONS PREPAYMENT FLOW OF FUNDS

(attached)

EXHIBIT B

MIMOSA IP ASSIGNMENT AGREEMENT

(attached)

EXHIBIT C

UCC-3 TERMINATION STATEMENTS

(attached)

EXHIBIT D

intellectual property security agreement terminations

(attached)

EXHIBIT E

MIMOSA STOCK CERTIFICATES & STOCK TRANSFER FORMS

(attached)

EXHIBIT F

DACA TERMINATION LETTER

(attached)

ANNEX I

OUTSTANDING OBLIGATIONS AS OF THE PARTIAL RELEASE EFFECTIVE TIME

(attached)

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